Exhibit 10.2
TERMINATION AGREEMENT
     This TERMINATION AGREEMENT (this “Agreement”) is made and entered into as of November 22, 2005 by and among COLLEGIATE PACIFIC INC., a Delaware corporation (“Parent”), CP MERGER SUB, INC., a Delaware corporation and direct wholly owned subsidiary of Parent (“Merger Sub” and, together with Parent, the “Collegiate Pacific Parties”), and SPORT SUPPLY GROUP, INC., a Delaware corporation (“SSG” and, together with the Collegiate Pacific Parties, the “Parties,” and each, a “Party”).
RECITALS
     WHEREAS, Collegiate Pacific, Merger Sub and SSG entered into an Agreement and Plan of Merger, dated as of September 7, 2005 (the “Merger Agreement”); and
     WHEREAS, pursuant to Section 7.1(a) of the Merger Agreement, Parent and SSG have agreed to terminate the Merger Agreement pursuant to the terms and conditions hereof.
     NOW THEREFORE, in consideration of the mutual covenants contained herein, the Parties agree as follows:
1.  Termination.
          (a) Pursuant to Section 7.1(a) of the Merger Agreement, effective as of the date hereof, the Parties do hereby terminate the Merger Agreement, and the Merger Agreement is void and of no further force and effect except as provided in Section 7.2 of the Merger Agreement; provided, however that for purposes of this Agreement, all references to the “Agreement” in Article VIII of the Merger Agreement shall apply to this Agreement mutatis mutandis.
          (b) Parent, Merger Sub and SSG agree that, notwithstanding any provision of the Merger Agreement that may be to the contrary, no Party shall have any liabilities to any other Party for any breach or alleged breach of the Merger Agreement, including without limitation any willful or intentional breach thereof. Each Party agrees never to institute directly or indirectly any action or proceeding of any kind against any other Party based on or arising out of the negotiation, execution, performance or breach of the Merger Agreement.
     2. Reimbursement of Fees and Expenses. Parent agrees to reimburse SSG for all fees and expenses reasonably incurred by SSG in connection with the Merger Agreement, this Agreement and the Merger (including, without limitation, all fees and expenses of counsel, accountants, financial advisors, experts and consultants, “Expenses”) in an amount not to exceed $350,000 promptly upon receipt from the Company of invoices or receipts reflecting such Expenses. The payments pursuant to this Section 2 shall be in full and final satisfaction of the Collegiate Pacific Parties’ obligations under the Merger Agreement.
     3. Authority. Each Party represents and warrants to the others that it is duly authorized to execute and deliver this Agreement, that no further corporate authorizations (including any stockholder approvals) are required for such party’s execution, delivery and performance of this Agreement, and that this Agreement is a valid and binding obligation of such Party enforceable in accordance with its terms.
     4. Expenses and Fees. Subject to Section 2 hereof, Parent and Merger Sub, on one hand, and SSG, on the other hand, shall bear their respective expenses incurred in connection with the preparation, execution and performance of this Agreement and in any way relating to the Confidentiality Agreements (as defined in the Merger Agreement), the Merger Agreement or the transactions contemplated therein.
     5. Specific Performance. The Parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. The Parties shall be entitled to seek an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.
[Remainder of page intentionally left blank]

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized officers or agents as of the date first written above.

COLLEGIATE PACIFIC INC.

By:	/s/ Adam Blumenfeld

Name:	Adam Blumenfeld
Title:	President

CP MERGER SUB, INC.

By:	/s/ Mike Blumenfeld

Name:	Mike Blumenfeld
Title:	Chief Executive Officer

SPORT SUPPLY GROUP, INC.

By:	/s/ Terrence M. Babilla

Name:	Terrence M. Babilla
Title:	President and Chief Operating Officer